UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 14, 2014

E-WASTE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54657	26-4018362
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1350 E. Flamingo, #3101, Las Vegas, Nevada 89119 (Address of principal executive offices including zip code)

Registrant’s telephone number, including area code:  650-283-2907

______________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 - Securities and Trading Markets

Item 3.03 Material Modification to Rights of Security Holders.

E-Waste Systems, Inc. (the "Company"), has approved a two hundred fifty-for-one (250:1) reverse stock split (the "Reverse Split") of the Company's common stock (the "Common Stock") and a change in the par value of the Common Stock and the Preferred Stock from $.001 to a new par value of $.0001.  The Company's Board of Directors (the "Board") has determined that it would be in the Company's best interest to conduct the Reverse Split and to change the par value of its stock and approved this corporate action by unanimous written consent.

Reasons for the Reverse Stock Split:

The Board believes that the restructuring will permit the Company to obtain financing needed to conduct operations and expand the business. We anticipate that changes to our business operations may result that may require the Company to issue new shares. The Board believes that reducing the number of outstanding shares will make our capital structure more attractive to potential investors and provide us with greater flexibility in structuring financings and pursuing other corporate development opportunities.  Also, a reduction in the number of outstanding shares makes our business more attractive to potential merger, joint venture and acquisition candidates should we decide to pursue such a plan sometime in the future.

Stockholders will not be required to pay a transfer or other fee in connection with the exchange of their certificates and fractional shares shall be rounded up to the nearest whole share.  Consummation of the reverse stock split will change the number of shares of Common Stock authorized by the Company’s Articles of Incorporation. The Reverse Stock Split will not materially affect a stockholder’s percentage ownership interest in the Company or proportional voting power, except for minor differences resulting from fractional shares having been rounded up to the nearest whole share.

Further, we believe that our current low stock price negatively affects the marketability of our existing shares and our ability to raise additional capital.  Although we cannot guarantee it, we hope that the Reverse Split will increase the market price of our stock. Theoretically, the increase should occur in a direct inverse proportion to the Reverse Split ratio.  In other words, with a Reverse Split ratio of 1 share for each 250 shares , the assumption is that the market price of our stock should increase significantly following the Reverse Split. Stockholders should note that the effect of the Reverse Stock split upon the price of the Company’s Common Stock cannot be accurately predicted.

Finally, we are hopeful that the Reverse Split and the resulting anticipated increased price level will encourage interest in our Common Stock and possibly promote greater liquidity for our shareholders, however we cannot guarantee any of the foregoing.

For these reasons, the Board determined that the Reverse Split is in the best interest of the Company and its shareholders.

Effects of the Reverse Stock Split:

Company Name and Symbol.   The Company is not changing its name in connection with the Reverse Split.

The Company's Common Stock is quoted on the OTCQB under the symbol EWSI. As a consequence of the Reverse Split, the Company's symbol will not change.

Effective Date; Payment and Delivery.

The Reverse Split shall be effective on the opening of business on October 28, 2014 (the "Effective Date").

         As of the opening of business on the Effective Date, the total number of issued and outstanding shares of the Company's Common Stock held by each stockholder will be converted automatically into the number of whole shares of Common Stock equal to (i) the number of issued and outstanding shares of Common Stock held by such stockholder immediately prior to the Reverse Split, divided by (ii) 250.

         No fractional shares will be issued, and no cash or other consideration will be paid. Instead of issuing fractional shares, the Company will issue one full share of the post-Reverse Split Common Stock to any stockholder who otherwise would have received a fractional share as a result of the Reverse Split.

Stock Certificates.

         After the Reverse Split there is no requirement that stockholders obtain new or replacement stock certificates. Each stockholder of record of shares of the Company's Common Stock outstanding immediately prior to the Reverse Split may contact the Company's Transfer Agent to exchange the certificates representing such stockholder's shares of pre-Reverse Split Common Stock for new certificates representing the number of whole shares of post-Reverse Split Common Stock into which the shares have been converted.

Transfer Agent.

         The Company's Transfer Agent is Empire Stock Transfer (the "Transfer Agent"). The Company is not changing its Transfer Agent in connection with the Reverse Split.

         The contact information for the Company's Transfer Agent is as follows:  Empire Stock Transfer, 1859 Whitney Mesa Drive, Henderson, Nevada, 89014.

State Filing.

         The Reverse Split was effected by filing a Certificate of Change Pursuant to Nevada Revised Statutes ("NRS") Sec. 78.209 (the "Certificate"), which was filed with the Nevada Secretary of State ("SOS") on October 14, 2014. Under Nevada law, no amendment to the Company's Articles of Incorporation is required in connection with this Reverse Split. A copy of the Certificate is attached as an Exhibit hereto.

Stockholder Approval.

         Under Nevada law, since the Reverse Split was approved by the Board of Directors of the Company in accordance with NRS Sec. 78.207, no stockholder approval is required. NRS Sec. 78.207 provides that Nevada corporations may act to decrease the authorized shares of Common Stock and correspondingly decrease the number of issued and outstanding shares of Common Stock by the approval of the Board and without any stockholder vote, provided that no class of stock is adversely affected by the change, and provided that the Company is not paying money or issuing scrip to stockholders who would otherwise be entitled to receive a fractional share. Since the Reverse Split does not adversely affect any class of stock of the Company, and since stockholders otherwise entitled to a fractional share will receive one whole share of Common Stock upon the effectiveness of the Reverse Split, the Company has complied with these requirements.

Capitalization.

            The Company is currently authorized to issue 6,000,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock. After the Reverse Split becomes effective, the Company will be authorized to issue 24,000,000 shares of Common Stock at a par value of $.0001 and 10,000,000 of Preferred Stock at a par value $.0001. As of October 13, 2014 there were 1,641,669,966 shares of Common Stock outstanding. After the Reverse Split becomes effective, there will be approximately 6,567,000 shares of Common Stock outstanding (subject to adjustment due to the effect of the rounding up of fractional shares). The Reverse Split will not have any effect on the stated par value of the Common Stock, however, the Company has also changed the par value of the common stock and preferred stock to $.0001.

         The Reverse Split does not affect the Company's Preferred Stock. After the Reverse Split the Company's authorized Preferred Stock and the shares of issued and outstanding Preferred Stock will remain unchanged except for the change in par value to $.0001.

            After the Reverse Split becomes effective, each shareholder's percentage ownership interest in the Company and proportional voting power will remain virtually unchanged except for minor changes and adjustments that will result from rounding fractional shares into whole shares. The rights and privileges of the holders of shares of voting capital stock will be substantially unaffected by the Reverse Split. All issued and outstanding options, warrants, and convertible securities would be appropriately adjusted for the Reverse Split automatically on the effective date of the Reverse Split. All shares, options, warrants or convertible securities that the Company has agreed to issue (or agrees to issue prior to the Effective Date of the Reverse Split) also will be appropriately adjusted for the Reverse Split.

        The reverse stock split may also result in some shareholders holding "odd lots" of less than 100 shares of Common Stock. Brokerage commissions and other costs of transactions in odd lots may be higher, particularly on a per-share basis, than the cost of transactions in even multiples of 100 shares.

Certain Federal income Tax Consequences:

         The following discussion describes certain material federal income tax considerations relating to the proposed reverse stock split. This discussion is based upon the Internal Revenue Code, existing and proposed regulations thereunder, legislative history, judicial decisions, and current administrative rulings and practices, all as amended and in effect on the date hereof. Any of these authorities could be repealed, overruled, or modified at any time. Any such change could be retroactive and, accordingly, could cause the tax consequences to vary substantially from the consequences described herein. No ruling from the Internal Revenue Service (the "IRS") with respect to the matters discussed herein have been requested, and there is no assurance that the IRS would agree with the conclusions set forth in this discussion.

         This discussion may not address federal income tax consequences that may be relevant to particular shareholders in light of their personal circumstances or to shareholders who may be subject to special treatment under the federal income tax laws. This discussion also does not address any tax consequences under state, local or foreign laws.

SHAREHOLDERS SHOULD CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCE OF THE REVERSE STOCK SPLIT FOR THEM, INCLUDING THE APPLICABILITY OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, CHANGES IN APPLICABLE TAX LAWS AND ANY PENDING OR PROPOSED LEGISLATION.

         The reverse stock split is intended to be a tax-free recapitalization to the Company and its shareholders, except for those shareholders who receive a whole share of stock in lieu of fractional shares. Hence, shareholders will not recognize any gain or loss for federal income tax purposes as a result of the reverse stock split, except for those shareholders receiving a whole share of common stock in lieu of a fractional share (as described below). The holding period for such shares of stock after the reverse split will include the holding period of shares of stock before the reverse stock split, provided that such shares of stock are held as a capital asset at the effective date of the amendment. The adjusted basis of the shares of common stock after the reverse stock split will be the same as the adjusted basis of the shares of stock before the reverse stock split excluding the basis of fractional shares.

         A shareholder who receives a whole share of common stock in lieu of a fractional share generally may recognize gain in an amount not to exceed the excess of the fair market value of such whole share over the fair market value of the fractional shares to which the shareholder was otherwise entitled.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 – Financial Statements and Exhibits

None

EXHIBITS:

Exhibit No.	Description

3.1	Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E-Waste Systems, Inc.

/s/       Martin Nielson
By:     Martin Nielson
Its:      Chief Executive Officer

Date:   October 20, 2014